Exhibit 10.2
FEDERAL HOME LOAN BANK OF DES MOINES

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of ____________, is entered into by and between Federal Home Loan Bank of Des Moines, (the “Bank”), a federal home loan bank organized under the Federal Home Loan Bank Act, as amended (the “Act”), and ___________________(“lndemnitee”), a director of the Bank.
RECITALS
A.    The Bank and Indemnitee recognize the litigation risks inherent in service as a director or officer of the Bank, including the substantial costs involved in defending such matters.
B.    The Bank’s bylaws, as amended (the “Bylaws”) provide for indemnification of the Bank’s directors and officers as permitted by the Act and the rules and regulations promulgated thereunder (the “Rules”).
C.    The Bylaws specifically provide that they are not exclusive, and contemplate that contracts may be entered into between the Bank and its directors and officers with respect to indemnification.
D.    Indemnitee has indicated a desire to supplement the indemnification provisions in the Bylaws to provide additional protections against the risks associated with Indemnitee’s service to the Bank and further clarify Indemnitee’s rights with respect to indemnification in certain circumstances.
E.    To induce Indemnitee to continue Indemnitee’s service as a director or officer of the Bank, the Bank and Indemnitee now agree that they should enter into this Agreement.
AGREEMENT
1.    Indemnification of Indemnitee
1.1    Scope
Subject to Section 4.1, Section 7, and all other terms and conditions of this Agreement, the Bank agrees to indemnify and hold harmless Indemnitee, to the full extent permitted by law, whether or not specifically authorized by this Agreement, the Organization Certificate of the Bank (the “Organization Certificate”), the Bylaws, the Act, the Rules or otherwise, for any Indemnifiable Losses (as defined below) which Indemnitee is or becomes legally obligated to pay in connection with any Proceeding as provided herein. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a federal home loan bank to indemnify a director or officer, such changes, to the extent that they would expand Indemnitee’s indemnification rights, shall be within the purview of Indemnitee’s rights and the Bank’s obligations under this Agreement, and, to the extent that they would narrow Indemnitee’s indemnification rights, shall not affect or limit the scope of this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee’s rights.

(a)    Indemnification in Actions Other Than Those By or In the Right of the Bank. Subject to the restrictions of applicable law including, without limitation, 12 C.F.R. 1239.3(c), the Bank shall indemnify Indemnitee against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding (as defined below), if he or she acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding (as defined below) by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Bank and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(b)    Indemnification in Actions By or In the Right of the Bank. Subject to the restrictions of applicable law, the Bank shall indemnify Indemnitee against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such Proceeding, only if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Bank, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
(c)    Mandatory Indemnification of Expenses in Successful Defenses. To the extent that an Indemnitee has been wholly successful, on the merits or otherwise, in defense of any Proceeding, he or she shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him or her in connection therewith.
1.2    Nonexclusivity
The indemnification provided by this Agreement is not exclusive of any rights to which Indemnitee may be entitled under the Organization Certificate, the Bylaws, any other agreement, any vote of disinterested directors, or otherwise, whether as to action in Indemnitee’s official capacity or otherwise. Notwithstanding the foregoing, no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee or agent pursuant to this Agreement by the Bank that would be prohibited by applicable law including, without limitation, the Iowa Business Corporation Act, Chapter 490 and 12 C.F.R. 1239.3(c).
1.3    Definition of Indemnifiable Losses
For purposes of this Agreement, the term “Indemnifiable Losses” shall include (without limitation) any and all damages (compensatory, exemplary, punitive or otherwise), judgments, fines, penalties, settlements, costs, attorneys’ fees and disbursements, costs of attachment or similar bonds, investigations, expenses of establishing a right to indemnification under this Agreement, and any other losses, claims, liabilities or other expenses incurred in connection with a Proceeding, subject to the limitations set forth in Section 4.1 below.

1.4    Definition of Proceeding
For purposes of this Agreement, the term “Proceeding” shall include (without limitation) any threatened, pending or completed claim, action, suit, hearing, arbitration, alternative dispute resolution mechanism or proceeding, including any appeal or other proceeding for review, whether brought by or in the right of the Bank, or initiated by the Federal Housing Finance Agency (“FHFA”), or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether formal or informal, in which Indemnitee may be or may have been involved as a party or otherwise (including without limitation as a witness), by reason of Indemnitee’s Corporate Status.  “Corporate Status” shall describe the status of a person, who is or was a director or officer, respectively, of the Bank, or who, while a director or officer of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee, or agent of the Advisory Council or another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity or other independent body, whether acting in their official capacity or otherwise (which request will be conclusively presumed in the case of any of the foregoing that are “affiliates” of the Bank as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). However, except with respect to an action to enforce the provisions of this Agreement, the term “Proceeding” shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee seeking to enforce rights to indemnification, except for an Enforcement Action (as defined in Section 3.1), unless such action, suit, claim or proceeding is or was authorized or ratified by the Bank’s Board of Directors.
1.5    Procedures and Determination of Entitlement to Indemnification

It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under Iowa law. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement, except as otherwise expressly provided in Section 7:
(a)    To obtain indemnification under this Agreement, Indemnitee shall submit to the Bank, to such persons as provided under Section 5.1, a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Bank shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Bank, or to provide such a request in a timely fashion, shall not relieve the Bank of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Bank.
(b)     Any indemnification under Section 1.1 of this Agreement (unless ordered by a court), except for indemnification as provided in Section 7, shall be made by the Bank only upon a determination in the specific case that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1.1 above, as the case may be. Such determination shall be made after such investigation and review as determined necessary by: (i) a majority of (a) disinterested directors of the Bank, of whom shall constitute a quorum, acting by resolution duly adopted by such directors, (b) the members of a committee of two or more disinterested directors designated by a majority vote of the disinterested directors, of whom shall constitute a quorum; or (ii) if such disinterested directors are unable to adopt such a resolution, by independent legal counsel selected by: (x) a majority of the disinterested directors, of whom shall constitute a quorum, and (y) if there are no disinterested directors, then by the Board of Directors in which the disinterested directors may participate. “Disinterested director” shall mean a Director who does not have a personal interest in the determination of entitlement to indemnification. “Independent legal counsel” shall mean a law firm or a member of a law firm that is not presently, nor has been in the past three years, retained to represent: (i) the Bank or Indemnitee in any matter material to either party, or (ii) any other party to the Proceeding giving rise to the claim for indemnification. In any such determination of Indemnitee’s entitlement to indemnification: (a) Indemnitee shall initially be presumed in all cases to have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Bank, (b) Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Bank a declaration made under penalty of perjury that such fact is true, and (c) unless the Bank shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within sixty (60) days of the Bank’s receipt of Indemnitee’s initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Bank’s provision of indemnification and the Bank agrees not to assert otherwise.
1.6    Survival
The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to serve in a capacity referred to in Section 1.4.
1.7    Witness
Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a director or officer of the Bank, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Indemnifiable Losses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
2.    Expense Advances
2.1    Generally
The right to indemnification for Indemnifiable Losses conferred by Section 1 and Section 7 shall include the right to have the Bank pay Indemnitee’s reasonable Expenses in any Proceeding as such Expenses are incurred in connection with such Proceeding and in advance of such Proceeding’s final disposition (such right is referred to hereinafter as an “Expense Advance”), subject to Sections 2.2, 4 and 5, and Section 7, and all other terms and conditions of this Agreement. The Bank shall advance such Expenses within thirty (30) days after the receipt by the Bank of a statement or statements from Indemnitee requesting such advance or advances from time to time, such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.
2.2    Conditions to Expense Advance
Except as provided in Section 7, the Bank’s obligation to provide an Expense Advance is subject to Indemnitee or Indemnitee’s representative having first executed and delivered to the Bank (i) a signed written affirmation of the Indemnitee’s good faith belief that the relavant standard of conduct as required by law has been met by the Indemnitee or that the Proceeding involved conduct for which liability has been eliminated under the Bank’s Organization Certificate, and (ii) a signed written undertaking, which need not be secured and shall be accepted without reference to

Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be finally adjudged that Indemnitee is not entitled to be indemnified under this Agreement or otherwise. Any matter to be determined under this Agreement will be “finally adjudged” if it has been determined in a final, unappealable decision rendered by a court having jurisdiction over the parties and the subject matter of the dispute.
2.3    Subrogation
In the event of payment under this Agreement, the Bank shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Bank effectively to bring suit to enforce such rights.
3.    Procedures for Enforcement
3.1    Enforcement
In the event that (i) a determination is made pursuant to Section 1.5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 2 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 1.5 of this Agreement within 60 days after receipt by the Bank of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement, within within sixty (60) days after written notice of such claim is delivered to the Bank, except in the case of a claim for Expense Advance, in which case the applicable period shall be thirty (30) days, Indemnitee shall, except as provided in Section 7, be entitled to an adjudication in an appropriate court of the State of Iowa, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification (an “Enforcement Action”). Indemnitee shall commence such proceeding seeking adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 3.1. The Bank shall not oppose Indemnitee's right to seek any such adjudication.
3.2    Presumptions in Enforcement Action
In any Enforcement Action, the following presumptions (and limitation on presumptions) shall apply:
(a)    The Bank shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it to induce Indemnitee to accept the position of, or to continue as a director or officer of the Bank;
(b)    Indemnitee shall be presumed to be entitled to indemnification upon submission of a written claim (and, in an action brought to enforce a claim for an Expense Advance, where the required undertaking has been tendered to the Bank), and the Bank shall have the burden of proof to overcome the presumption that Indemnitee is so entitled;
(c)    Neither (i) the failure of the Bank (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Bank, its Board of Directors or independent legal counsel that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification; and
(d)    Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Bank, including financial statements, or on information supplied to an Indemnitee by the officers of the Bank in the course of their duties, or on the advice of legal counsel for the Bank or on information or records given or reports made to the Bank by an independent certified public accountant or by an appraiser, actuary or other expert selected with reasonable care by the Bank. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Bank, unless affiliated with Indemnitee, shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 3.2(d) are satisfied, it shall in any event be presumed in a Proceeding that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Bank. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
3.3    Attorneys’ Fees and Expenses for Enforcement Action
The Bank shall indemnify and hold harmless Indemnitee against all of Indemnitee’s reasonable Expenses in bringing and pursuing any Enforcement Action (including reasonable attorneys’ fees at any stage, including on appeal); provided, however, that the Bank shall not be required to provide such indemnity (a) if and to the extent that it has been finally adjudged that Indemnitee in such Enforcement Action is not entitled to such indemnity or (b) to the extent limited under Section 4.1 below.

"Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding, also to include FHFA Action Expenses. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
4.    Limitations
4.1    Limitation on Indemnity
Notwithstanding any other provision of this Agreement, the Bank shall not be obligated to provide indemnification pursuant to this Agreement:
(a)    for Indemnifiable Losses that have been paid directly to Indemnitee by an insurance carrier under a policy of insurance maintained by the Bank;

(b)    on account of Indemnitee’s conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law, or a transaction from which Indemnitee derived personal benefit in money, property or services to which Indemnitee was not legally entitled;
(c)    to the extent that Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;
(d)    if it has been finally adjudged that paying such indemnification is prohibited by applicable law;
(e)    to the extent that attorneys’ fees, costs and disbursements, or similar expenses, that otherwise would constitute Indemnifiable Losses hereunder are finally adjudged to be unreasonable, provided that the burden of proof that any Indemnifiable Losses are unreasonable shall be on the Bank;
(f)    to the extent such Indemnifiable Losses have been incurred by Indemnitee in violation of the terms of Section 5 below; or
(g)    to the extent such indemnification relates to any indemnification payment beyond FHFA Action Expenses in any FHFA Proceeding as provided in Section 7.
4.2    Partial Indemnification
If Indemnitee is entitled under any provision of this Agreement to indemnification by the Bank for some or a portion of any Indemnifiable Losses in connection with a Proceeding, but not, however, for the total amount thereof, the Bank shall nevertheless indemnify Indemnitee for the portion of such Indemnifiable Losses to which Indemnitee is entitled. If Indemnitee is not wholly successful in a Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Bank shall indemnify Indemnitee for all Indemnifiable Losses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, subject to the qualifications as provided in this Agreement, including Section 7, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
4.3    Mutual Acknowledgment
The Bank and Indemnitee acknowledge that, in certain instances applicable law, including federal law or public policy may prohibit the Bank from indemnifying Indemnitee under this Agreement or otherwise. For example, the Bank and Indemnitee acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws. Furthermore, Indemnitee understands and acknowledges that the Bank has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Bank’s right under public policy to indemnify Indemnitee.
4.4    Contribution in the Event of Joint Liability
(a)    Whether or not the indemnification provided in Section 1 or Section 7 hereof is available, in respect of any Proceeding in which the Bank is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Bank shall pay, but only to the extend permitted by applicable law, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Bank hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Bank shall not enter into any settlement of any Proceeding in which the Bank is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)    If, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Bank is jointly liable with Indemnitee and for which the Bank would otherwise be obligated to indemnify Indemnitee under this Agreement, the Bank shall, to the extent permitted by applicable law and except as generally prohibited by Section 7, contribute to the amount of Indemnifiable Losses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance in writing by the Bank, which approval shall not be unreasonably withheld) actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Bank and all officers, directors or employees of the Bank other than Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Bank and all officers, directors or employees of the Bank other than other Indemnitees who are jointly liable with Indemnitee, on the one hand, and all Indemnitees, on the other hand, in connection with the events that resulted in such Indemnifiable Losses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Bank and all officers, directors or employees of the Bank, other than Indemnitee, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)    Subject to restrictions of applicable law and Section 7, the Bank hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Bank who may be jointly liable with Indemnitee.
5.    Notification and Defense of Claim
5.1    Notification
Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim is to be made against the Bank under this Agreement, notify the President of the Bank or if the Indemnitte is the President, the General Counsel of the Bank, in writing of the nature and status of the Proceeding; provided, however, that the omission so to notify such officer of the Bank will not relieve the Bank from any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such omission can be shown to have prejudiced the Bank.
If, at the time of the receipt of a notice of a claim pursuant to this Section 5.1 and/or Section 1.5, the Bank has director and officer liability insurance in effect, the Bank shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies (unless Indemnitee’s involvement in such Proceeding is solely as a witness or there is otherwise no basis for asserting coverage). The Bank shall take all necessary action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding, or permitted to be payable in the context of a FHFA Proceeding, in accordance with the terms of such policies.
5.2    Defense of Claim
With respect to any such Proceeding as to which Indemnitee notifies the Bank of the commencement thereof or otherwise seeks indemnification hereunder:
(a)    The Bank may participate at its own expense in such Proceeding;
(b)    The Bank, jointly with any other indemnifying party similarly notified, may assume the defense of the Proceeding with counsel reasonably satisfactory to Indemnitee. After notice from the Bank to Indemnitee of its election to assume the defense, the Bank shall not be liable to Indemnitee under this Agreement or otherwise for any legal or other Expenses of counsel (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense of such Proceeding, unless (i) the employment of counsel by Indemnitee has been authorized in advance by the Bank in writing, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Bank and Indemnitee in the conduct of the defense of such action and notified the Bank in writing to that effect in advance of the expense, (iii) the Bank shall not in fact have employed counsel to assume the defense of such action, or (iv) the Bank is not financially or legally able to perform its indemnification obligations, in each of which cases the fees and expenses of counsel shall be at the expense of the Bank. The Bank shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Bank or as to which Indemnitee shall have made the conclusion provided for in (ii) or (iv) above;
(c)    The Bank shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee that would not be an Indemnifiable Loss hereunder for which indemnification would be provided by the Bank without Indemnitee’s written consent.
6.    Insurance
To the extent that the Bank maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Bank (or related persons thereof) or of any other corporation, partnership, joint venture, trust, employee benefit plan, trade association, fiscal agent or other enterprise which such person serves at the request of the Bank, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent (or related person thereof) under such policy or policies.
7.    FHFA Proceedings
Notwithstanding anything to the contrary in this Agreement, the following limitations and conditions shall control in any FHFA Proceeding.
7.1    Definitions applicable to FHFA Proceedings
(a)    “Disinterested director” shall mean a Director who does not have a personal interest in the determination of entitlement to indemnification, and is not a respondent in the FHFA Proceeding.

(b)    “FHFA Proceeding” shall include (without limitation) any proceeding or action initiated by the Federal Housing Finance Agency (“FHFA”), whether of a civil, or administrative nature, in which Indemnitee may be or may have been involved as a party or otherwise (including without limitation as a witness), by reason of Indemnitee’s Corporate Status.
(c)    “Finally Concluded” in the context of any FHFA Proceeding, shall mean if the Indemnitee: (A) when the proceeding results in a final and non-reviewable order, is found culpable for violating a law or regulation that is the basis for the charges to which the expenses specifically relate; or (B) enters into a settlement of those charges in which the affiliated party admits culpability with respect to them; or (C) is subject to a final and non-reviewable prohibition order under 12 U.S.C. 4636a.

(d)    "FHFA Action Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with defending, or preparing to defend a FHFA Proceeding. FHFA Action Expenses also shall include expenses incurred in connection with any appeal resulting from any FHFA Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent all as relating to the defenses of such FHFA Proceedings. FHFA Action Expenses, however, shall not include any other amounts, including those amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee, or any other expenses not otherwise generally authorized herein or as may be prohibited by applicable law.
7.2    Scope
Subject to the restrictions of applicable law, the Bank shall only indemnify Indemnitee against FHFA Action Expenses (as defined above) actually and reasonably incurred by him or her in connection with a FHFA Proceeding (as defined in this Section 7), if: (1) he or she acted in a manner he or she reasonably believed to be in the best interests of the Bank, and (2) the payments will not materially adversely affect the safety and soundness of the Bank. For purposes of clarity, “Indemnifiable Losses” pursuant to any FHFA Proceeding shall at all times be limited to FHFA Action Expenses.
7.3    Procedures and Determination of Entitlement to Indemnification in an FHFA Proceeding.
Any indemnification under Section 7 of this Agreement shall be made by the Bank only upon a written determination in the specific case that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.2 above, as the case may be. Such determination shall be made after such due investigation as determined necessary by: (i) a majority of disinterested directors of the Bank, of whom shall constitute a quorum, acting by resolution duly adopted by such directors, or (ii) if a majority or more of the Board of Directors are not disinterested directors in the FHFA Proceeding, by an opinion of independent legal counsel. Independent legal counsel’s engagement shall be limited to a written opinion determining whether or not the conditions of 12 C.F.R. 1231, as may be amended from time to time, have been met, by which the remaining disinterested directors may or may not approve payment (and to the extent that there are no disinterested directors then such directors may use the opinion of counsel to make such a determination).
For purposes of clarity, the Indemnitee may not participate in the Board of Directors’ deliberations or decision. In any such determination of Indemnitee’s entitlement to indemnification: (a) Indemnitee shall initially be presumed to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Bank and in a manner he or she reasonably believed to be in the best interest of the Bank, and (b) Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Bank a declaration made under penalty of perjury that such fact is true.
7.4    Conditions to Expense Advance
The Bank’s obligation to provide an Expense Advance is subject to Indemnitee or Indemnitee’s representative having first executed and delivered to the Bank (i) a signed written affirmation of the Indemnitee’s good faith belief that the relevant standard of conduct as required by law has been met by the Indemnitee or that the FHFA Proceeding involved conduct for which liability has been eliminated under the Bank’s Organization Certificate, and (ii) a signed written undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall be Finally Concluded.
7.5    Enforcement Action
Indemnitee shall only be entitled to FHFA Action Expenses.
8.    Miscellaneous
8.1    Entire Agreement; Interpretation of Agreement
This Agreement is the entire agreement of the parties regarding its subject matter and supersedes all prior written or oral communications or agreements. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.
8.2    Severability
Nothing in this Agreement is intended to require or shall be construed as requiring the Bank to do or fail to do any act in violation of applicable law. The Bank’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable. If this Agreement or any portion shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify Indemnitee to the full extent permitted by any portion of this Agreement not invalidated, and the balance of this Agreement shall be enforceable in accordance with its terms.
8.3    Notices
Notices given pursuant to this Agreement shall be deemed duly given on the date of personal delivery, on the date sent by fax or three days after mailing if mailed by certified or registered mail,

return receipt requested, postage prepaid, to the party at its address below or such other address of which the addressee may subsequently notify the other parties in writing.
8.4    Governing Law
This Agreement and the rights and obligations of the parties shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and, to the extent state law may be applicable, the laws of the State of Iowa.
8.5    Counterparts
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
8.6    Amendments; Waivers
Neither this Agreement nor any provision may be amended except by written agreement signed by the parties. No waiver of any breach or default shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.
8.7    Duration; Successors and Assigns
This Agreement shall continue so long as Indemnitee shall be subject to any possible Proceeding by reason of Indemnitee’s Corporate Status and shall be applicable to Proceedings commenced or continued after execution of this Agreement. This Agreement shall be binding upon the Bank and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors, administrators and other legal representatives, whether or not Indemnitee has ceased to be a director or officer of the Bank. The Bank shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the Bank’s business or assets expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.

BANK: FEDERAL HOME LOAN BANK OF DES MOINES By: ______________________ Name: Kristina K. Williams Title: President and CEO Address: 909 Locust Street Des Moines, Iowa 50309
INDEMNITEE: ________________________________________ Name: Address: _______________________________ _______________________________ _______________________________